AEye Wins Support for Directors and Long-Term Strategy at 2025 Annual Meeting

PLEASANTON, Calif. – (BUSINESS WIRE) – May 20, 2025 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high-performance lidar solutions, today announced that both of its highly qualified directors, Timothy Dunn and Sue Zeifman, were re-elected at the Company’s Annual Meeting on May 15, 2025.

Maintaining the continuity of our Board is critical as we continue to deliver on our strategy. Tim Dunn, as the Chair of our Audit Committee, and Sue Zeifman, as the Chair of our Compensation Committee, are both expected to play key roles in ensuring our success.

“We are pleased that our stockholders are aligned with the strategic vision and operating discipline we have executed since 2023 to position AEye for long-term success. We would like to thank our stockholders for their investment and support, and we look forward to sharing more about our progress,” said Matt Fisch, CEO and Board Chair of AEye.

We recognize that stockholders can hold diverse views, and we remain committed to listening to these different perspectives. To that end, we anticipate increased engagement with our stockholders as we continue to build long-term stockholder value.

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements about the roles our directors are expected to play in our success, and the anticipated increased engagement with AEye’s stockholders, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye.

Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that any of our directors may be unable to serve their full term; (ii) the risks that the strategic vision and operating discipline AEye has been driving since 2023 may not position AEye for long-term success to the extent or in the time frame anticipated, or at all; (iii) the risks that the increased engagement with our stockholders may not occur to the extent or in the time frame anticipated, or at all; (iv) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (v) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (vi) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (vii) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (viii) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (ix) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (x) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

Contacts

Investor Relations Contacts

Agency Contact

Financial Profiles, Inc.

Evan Niu, CFA

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366